UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 3, 2014, the Company held its Annual Meeting of Shareholders at the Norris Conference Centers in Fort Worth, Texas.  At the meeting, the holders of 71,420,629 shares of common stock, which represented approximately 69 percent of the outstanding shares entitled to vote as of the record date of April 7, 2014, were represented in person or by proxy.  At the meeting shareholders elected the eight (8) nominees listed below to serve for the ensuing year.  The following table shows the vote tabulations for each person for shares present or represented by proxy at the meeting.

NAME OF DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Robert E. Abernathy	37,002,224	2,028,026	554,654	31,835,725
Frank J. Belatti	29,349,331	9,641,229	594,344	31,835,725
Julie A. Dobson	29,797,347	9,209,448	578,109	31,835,725
Daniel R. Feehan	27,236,226	11,545,158	803,520	31,835,725
H. Eugene Lockhart	36,518,169	2,524,044	542,691	31,835,725
Joseph C. Magnacca	37,218,613	1,937,304	428,987	31,835,725
Jack L. Messman	29,739,354	9,316,106	529,444	31,835,725
Edwina D. Woodbury	29,620,496	9,407,162	557,246	31,835,725

The shareholders voted on two additional items at the meeting.  The following table shows the vote tabulation for each of these items for shares present or represented by proxy at the meeting.

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Ratification of the appointment of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the Company’s 2015 fiscal year.	68,327,340	2,085,264	1,008,025	N/A
A non-binding, advisory vote to approve the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2014 proxy statement.	17,063,696	21,014,956	1,506,252	31,835,725

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: June 6, 2014	/s/ John W. Feray
John W. Feray
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)

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